As filed with the Securities and Exchange Commission on June 14, 2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant ( X )
Filed by a Party other than the Registrant (  )

Check the appropriate box:

( )      Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X)      Definitive Proxy Statement
( )      Definitive Additional Materials
( )      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            NORTHWESTERN CORPORATION
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(X)      No fee required.
( )      Fee computed on table below per Exchange Act Rules 14a-6(i) and O-11.

         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:

( )      Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration State No.:
         3) Filing Party:
         4) Date Filed:

[GRAPHIC OMITTED]                                       NorthWestern Corporation
                                                       d/b/a NorthWestern Energy
                                                              125 S. Dakota Ave.
                                                         Sioux Falls, S.D. 57104
                                                      www.northwesternenergy.com



June 1, 2005
+

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of NorthWestern Corporation which will be held at the Holiday Inn City Centre, 100 West 8th Street, Sioux Falls, South Dakota, on Thursday, July 14, 2005, at 2:00 p.m. Central Daylight Time).

The matters to be acted upon at the meeting are discussed in more detail in the attached Notice of Annual Meeting and Proxy Statement. There are two specific items for which you are being asked to vote: (1) the election of a full slate of six (6) Directors to the Board of Directors of the Corporation, and (2) the ratification of the Company's independent auditor for 2005. Your Board of Directors recommends that you vote "FOR" the six individuals nominated and "FOR" ratification of the independent auditor.

Stockholders of record can vote by signing and returning the enclosed proxy card in the postage prepaid envelope provided. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow to vote your shares.

We hope that you can attend the Annual Meeting. The admission ticket enclosed with this Proxy Statement will be required for admission, and you will be required to present photo identification to gain admission to the Annual Meeting. If you cannot attend in person, you can listen to our webcast of the Annual Meeting at www.northwesternenergy.com. Whether or not you plan to attend, you can be sure that your shares are represented at the meeting by promptly voting. Any stockholder attending the Annual Meeting may vote in person, even if that stockholder has returned a proxy. Your vote is important, whether you own a few shares or many.

Thank you for your continued support of NorthWestern Corporation.

Very truly yours,

/s/ Michael J. Hanson

Michael J. Hanson
President and Chief Executive Officer

                            NORTHWESTERN CORPORATION
                            d/b/a NorthWestern Energy
                  125 S. Dakota Ave. o Sioux Falls, S.D. 57104
                           www.northwesternenergy.com


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:                  July 14, 2005, at 2:00 p.m. Central Daylight
                                Time

Place:                          Holiday Inn City Centre, 100 West 8th Street,
                                Sioux Falls, South Dakota

Items of Business:              1) Elect six (6) members of the Board of
                                Directors to hold office until the Annual
                                Meeting of Stockholders in 2006, and until their successors are duly elected and qualified;

                                2) Ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company's independent auditor for the year ending December 31, 2005;

                                3) Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Record Date:                    The Board of Directors has fixed the close of
                                business on May 16, 2005, as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof. A complete list of such stockholders will be available at the Company's executive offices at 125 S. Dakota
                                Ave., Sioux Falls, South Dakota 57104, for 10 days before the Annual Meeting.

Annual Meeting Admission: An admission ticket is enclosed with this proxy statement. The Annual Meeting is open to shareholders and those guests invited by the Company. Stockholders will be asked to provide photo identification, such as a driver's license, in order to gain admittance to the Annual Meeting.

Voting by Proxy:                You are encouraged to vote by signing, dating
                                and returning your proxy card in the enclosed envelope. If you attend the Annual Meeting and wish to vote in person, you may do so whether or not you have returned your proxy. Your Board of Directors recommends that you vote "FOR" the nominees for the Board and "FOR" ratification of Deloitte & Touche LLP as the Company's auditors.

THIS DOCUMENT IS BEING DISTRIBUTED TO STOCKHOLDERS OF NORTHWESTERN CORPORATION ON OR ABOUT JUNE 15, 2005.

By Order of the Board of Directors,


Alan D. Dietrich
Corporate Secretary

          YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

                            NORTHWESTERN CORPORATION
                            d/b/a NORTHWESTERN ENERGY
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 14, 2005


                                TABLE OF CONTENTS
                                                                           Page
Information Concerning Solicitation of Proxies and Voting....................1
Proposal 1: Election of Directors............................................3
Proposal 2: Ratification of Independent Auditor..............................4
Meetings of the Board of Directors and Committees............................5
Executive Officers...........................................................6
Security Ownership by Certain Beneficial Owners and Management...............7
Reorganization of the Company................................................7
Compensation of Directors and Executive Officers.............................8
Report of Human Resources Committee on Executive Compensation...............12
Audit Committee Report......................................................14
Section 16(a) Beneficial Ownership Reporting Compliance.....................15
Performance Graph...........................................................15
Other Matters...............................................................15
APPENDIX A:  Audit Committee Charter........................................16
APPENDIX B:  Governance Committee Charter...................................18

                            NORTHWESTERN CORPORATION
                            d/b/a NORTHWESTERN ENERGY
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 14, 2005

            INFORMATION CONCERNING SOLICITATION OF PROXIES AND VOTING

GENERAL
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of NorthWestern Corporation (the "Company," "we" or "our") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, July 14, 2005, or at any adjournment of the Annual Meeting, for the purposes set forth herein and in the foregoing Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Holiday Inn City Centre, 100 West 8th Street, Sioux Falls, South Dakota. The Company's 2004 Annual Report, Annual Report on Form 10-K for the year ended December 31, 2004, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, are included with this Proxy Statement to stockholders of record as of May 16, 2005. Your attention is directed to the Financial Statements and Management's Discussion and Analysis in such reports, which provide important information concerning NorthWestern Corporation.

RECORD DATE; OUTSTANDING SECURITIES
The voting securities of the Company entitled to vote at the Annual Meeting consist only of shares of common stock. Only stockholders of record at the close of business on May 16, 2005 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 35,589,490 shares of NorthWestern's common stock, par value $0.01 per share, issued and outstanding.

REVOCABILITY OF PROXIES
A stockholder who signs and returns a proxy will have the power to revoke it at any time before it is voted. A proxy may be revoked by (i) filing with the Company (Attention: Alan D. Dietrich, Corporate Secretary) a written revocation,
(ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and electing to vote in person.

VOTING
Each stockholder is entitled to one vote for each share of common stock held.

SOLICITATION OF PROXIES
This solicitation of proxies is made by the Company, and all related costs, including expenses in connection with preparing and mailing this proxy, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In order to obtain the necessary quorum at the meeting, additional solicitation may be made by mail, telephone, telegraph, facsimile or personal interview by representatives of the Company, the Company's transfer agent, or by brokers or their representatives. Any costs associated with such additional solicitation are not anticipated to be significant.

QUORUMS; ABSTENTIONS; BROKER NON-VOTES
The Company's current Amended and Restated Bylaws (the "Bylaws") provide that a majority of all the shares of the common stock entitled to vote, whether present in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented, then either the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") who will be an employee of the Company or of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Other than for the election of Directors, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held Annual Meeting at which a quorum is present is required for approval of each of the matters to be acted on at the Annual Meeting. For the election of Directors, the six nominees receiving the highest number of votes "FOR" will be elected as Directors. This number is called a plurality.

The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum, but such shares will be counted neither as votes for, nor the withholding of authority for, the election of directors, but will have the effect of a vote against all other matters submitted to a vote of stockholders. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the six nominees for Directors set forth herein, and (ii) FOR the ratification of the selection by the Board of Deloitte & Touche LLP as the Company's independent auditor for the year ending December 31, 2005. The form of proxy also confers discretionary authority with respect to any other business properly brought before the Annual Meeting.

Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented at the 2005 annual meeting, even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as votes for, nor the withholding of authority for, the election of directors (Proposal One), but will have the effect of a vote against all other matters submitted to a vote of stockholders. The Company believes that the tabulation procedure to be followed by the Inspector is permitted by the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS
In accordance with notices we previously sent to street-name shareholders who share a single address, we are sending only one Annual Report and Proxy Statement to that address unless we received contrary instructions from any stockholders at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact the Company's Corporate Secretary. If you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting the Company's Corporate Secretary Alan D. Dietrich, NorthWestern Corporation, 125 S. Dakota Avenue, Sioux Falls, South Dakota 57104.

STOCKHOLDER COMMUNICATIONS
Stockholders may send communications to the Board of Directors. Communications should be addressed to the Corporate Secretary of the Company at its principal offices at 125 S. Dakota Avenue, Sioux Falls, South Dakota 57104. The Corporate Secretary will forward any communications received directly to the Board of Directors. While the Company does not have a policy with regard to Board attendance at annual meetings, the Company expects all the members of its Board to attend.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
The Company's Bylaws provide that in order for a stockholder to nominate a candidate for election as a Director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice containing the information required by the Bylaws generally must be delivered to the Secretary of the Company at 125 S. Dakota Avenue, South Dakota 57104, not later than 5:00 p.m. (Pacific Time) on the 90th day, and not earlier than the 120th day, prior to the first anniversary of the mailing of the notice for the preceding year's annual meeting. Accordingly, stockholder proposals intended to be presented in our proxy materials for the 2006 Annual Meeting must be received by the Secretary of the Company on or after January 26, 2006, and prior to 5:00 p.m. (Central Time) on February 25, 2006, and must satisfy the requirements of our Bylaws and the proxy rules promulgated by the Securities and Exchange Commission.

A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by February 25, 2006. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies we solicit for the next Annual Meeting will have discretionary authority to vote on the proposal.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

In accordance with NorthWestern's current Amended and Restated Certificate of Incorporation (the "Charter") and NorthWestern's current Amended and Restated Bylaws (the "Bylaws"), all members of the NorthWestern Board of Directors are elected annually, to serve until the next Annual Meeting of Stockholders. The Company's Bylaws currently authorize a Board consisting of not fewer than five
(5) nor more than eleven (11) persons. The number of Directors of the Company, as set by the Company's Second Amended and Restated Plan of Reorganization, dated as of August 18, 2004 (the "Plan of Reorganization"), duly confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in Jointly Administered Case No. 03-12872 (CGC), was seven, however, with the retirement of former Director, President and Chief Executive Officer Gary G. Drook as an executive officer of the Company, his term as a member of the Board of Directors also ended immediately, and at a meeting following such retirement, the Board, by resolution, reduced the number of Directors to six
(6). On May 20, 2005, Corbin A. McNeill, Jr. resigned from the Board, due to his decision to remain as Chairman of the Board of Directors of Portland General Electric. NorthWestern's Board named Michael J. Hanson as President, Chief Executive Officer and Director on May 20, 2005, to fill the vacancy created by Mr. McNeill's resignation.

The nominees for election to the six positions on the Board, selected by the Governance Committee of the Board and proposed by the Board to be voted upon at the Annual Meeting, are Stephen P. Adik, Dr. E. Linn Draper, Jr., Jon S. Fossel, Michael J. Hanson, Julia L. Johnson and Philip L. Maslowe. Each of the Director nominees, except Mr. Hanson, were appointed to the Board by the Bankruptcy Court pursuant to the Company's Plan of Reorganization, which became effective on November 1, 2004.

Director nominees Adik, Draper, Fossel, Johnson and Maslowe are not employed by, or affiliated with, the Company other than by virtue of serving as directors of the Company. Mr. Hanson is President and Chief Executive Officer of NorthWestern.

Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote FOR the election of Director nominees Adik, Draper, Fossel, Hanson, Johnson and Maslowe to hold office as directors for a term of one year until their successors are elected and qualify at the next Annual Meeting of Stockholders. All nominees have advised the Board that they are able and willing to serve as directors.

If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than six (6) nominees. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the six (6) nominees named above as directors.

NOMINEES

Stephen P. Adik, age 62, director since Nov. 1, 2004, is the retired Vice Chairman (2001-2003) of NiSource Inc. (NYSE: NI), an electric and natural gas production, transmission and distribution company; formerly Senior Executive Vice President, Chief Financial Officer and Treasurer (1998-2001), Executive Vice President, Chief Financial Officer and Treasurer (1996-1998), and Vice President and General Manager-Corporate Support Group (1987-1996) of NiSource. Mr. Adik serves on the board of Beacon Power (NASDAQ: BCON) a development stage technology company providing frequency and voltage regulation equipment to the electric power industry; and Chicago SouthShore and SouthBend Railroad, a privately held regional carrier serving northwest Indiana.

Dr. E. Linn Draper, Jr., age 63, director since Nov. 1, 2004, is the retired Chairman, President and Chief Executive Officer of American Electric Power Company (NYSE: AEP), a public utility holding company (1993-2004); formerly AEP President and Chief Operating Officer (1992-1993), Chairman, President and Chief Executive Officer (1987-1992) of Gulf States Utilities Company, a natural gas and electric utility. Dr. Draper serves on the boards of directors of Sprint Corporation (NYSE: FON), a telecommunications services company; Temple-Inland Inc. (NYSE: TIN), a corrugated packing, forest products and financial services business; Alliance Data Systems Corporation (NYSE: ADS), a provider of transaction services, credit services and marketing services; and Alpha Natural Resources Inc. (NYSE: ANR), a coal producer.

Jon S. Fossel, age 63, director since Nov. 1, 2004, is the retired Chairman, President and Chief Executive Officer of Oppenheimer Management Corporation, a mutual fund investment company ("Oppenheimer") (1989-1996), formerly President and Chief Operating Officer (1989) and Executive Vice President and Chief Operating Officer (1987-1988) of Oppenheimer. Mr. Fossel serves on the board of directors of UnumProvident Corporation (NYSE: UNM), a disability and life insurance provider, and serves as a trustee of 41 of Oppenheimer Funds' mutual funds.

Michael J. Hanson, age 46, director since May 20, 2005; President and Chief Executive Officer of NorthWestern Corporation since May 20, 2005; formerly President since March 2005; Chief Operating Officer since August 2003; formerly President and Chief Executive Officer of NorthWestern Energy division (1998-2003). Prior to joining NorthWestern, Mr. Hanson was General Manager and Chief Executive of Northern States Power Company South Dakota and North Dakota in Sioux Falls, S.D. (1994-1998). Mr. Hanson serves as Chairman and Chief Executive Officer of NorthWestern Services Corporation, a NorthWestern subsidiary.

Julia L. Johnson, age 42, director since Nov. 1, 2004, is the President and Founder of NetCommunications, LLC, a strategy consulting firm specializing in the energy, telecommunications and information technology public policy arenas, since 2000. Formerly Vice President-Communications & Marketing for Military Commercial Technologies, Inc.; Commission Chairman (1997-1999) and Commissioner (1992-1997) for the Florida Public Service Commission, the state agency responsible for the economic regulation of Florida's utility companies, including the intrastate operations of telecommunications, electric, gas, water and wastewater. Ms. Johnson serves on the boards of directors of Allegheny Energy Inc. (NYSE: AYE), an electric utility holding company, and MasTec, Inc. (NYSE: MTZ), a company which designs, constructs and maintains telecommunications and cable television networks.

Philip L. Maslowe, age 58, director since Nov. 1, 2004, was formerly nonexecutive Chairman of the Board (2002-2004) for AMF Bowling Worldwide, Inc., operators of bowling centers and providers of sporting goods; Executive Vice President and Chief Financial Officer (1997-2002) of The Wackenhut Corporation, a security, staffing and privatized prisons corporation; and Executive Vice President and Chief Financial Officer (1993-1997) of Kindercare Learning Centers, a provider of learning programs for preschoolers.

             THE MEMBERS OF YOUR BOARD OF DIRECTORS RECOMMEND A VOTE
                  "FOR" THE ELECTION OF THESE SIX (6) NOMINEES.


                                  PROPOSAL TWO:
                       RATIFICATION OF INDEPENDENT AUDITOR

The Board has selected Deloitte & Touche LLP ("Deloitte"), as independent auditor, to audit the financial statements of the Company for the year ending December 31, 2005, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent auditor at any time during the year if the Board feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Board will reconsider its selection. The aggregate fees billed for services rendered by Deloitte during the years ended December 31, 2004 and 2003, are described below under the caption "Principal Accountant Fees and Services." Representatives of Deloitte will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

The affirmative vote of a majority of the votes cast regarding the proposal is required to ratify the selection of Deloitte. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of Deloitte to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005.

         THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITOR.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The Board oversees the business of the Company. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Human Resources Committee, and a Governance Committee whose functions are briefly described below.

The current Board, which began service upon the Company's emergence from Bankruptcy on November 1, 2004, held one meeting during 2004, at which meeting all the directors were in attendance. Committee members and chairs of committees were appointed on November 1, 2004, and they are normally appointed annually at the Board's regularly scheduled May meeting. The prior Board held nine meetings through October 31, 2004.

Each current director attended more than 75 percent of the aggregate of the meetings of the Board and of each committee on which he/she served. The Company's Board of Directors has adopted a policy, in which attendance and participation by directors is considered, during the Board's self-evaluation, in determining continued service on the Board. At the Company's last annual meeting of stockholders, in August 2003, all of the directors then serving were in attendance.

CODE OF ETHICS
Our Board of Directors adopted our revised Code of Business Conduct and Ethics ("Code of Ethics") on January 26, 2005, and reviews it annually. Our Code of Ethics sets forth standards of conduct for all officers, directors and employees of NorthWestern and its subsidiary companies, including all full- and part-time employees and certain persons that provide services on our behalf, such as agents. Our Code of Ethics is available on NorthWestern's Web site at http://www.northwesternenergy.com. We intend to post on our Web site any amendments to, or waivers from, our Code of Ethics. In addition, on August 26, 2003, our former Board of Directors adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions ("CEO and CFO Code of Ethics"), which provides for a complaint procedure that specifically applies to this code. The CEO and CFO Code of Ethics along with the complaint procedures are also available on NorthWestern's Web site.

AUDIT COMMITTEE
The Audit Committee provides oversight of (i) the financial reporting process, the system of internal controls and the audit process of NorthWestern, and (ii) NorthWestern's independent auditor. The Audit Committee also recommends to the Board the appointment of NorthWestern's independent auditor. On November 1, 2004, the Board adopted a revised Audit Committee Charter (the "Audit Charter"). As required by the Audit Charter, each of the members of the Audit Committee is an independent director as defined by NASD Rule 4200(a)(15).

The Audit Committee is composed of three nonemployee directors who are financially literate in financial and auditing matters and are "independent" as defined by the Securities and Exchange Commission (the "SEC"). The members of the Audit Committee are Chairman Stephen P. Adik, Jon S. Fossel and Philip L. Maslowe. The Company's Board has determined that the Company has identified Committee Chairman Adik as the Committee's financial expert, as defined in Item 401(h)(2) of Regulation S-K, serving on its Audit Committee. The Audit Committee held two meetings during the months of November and December 2004, and the former Board's Audit Committee held 11 meetings through October 31, 2004. The Audit Committee has adopted a governing charter, which is included as Appendix A to this proxy and will be included at least every third year.

HUMAN RESOURCES COMMITTEE
The Human Resources Committee, which consists of Chairman Philip L. Maslowe, Dr.
E. Linn Draper, Jr. and Julia L. Johnson, sets general compensation policy for NorthWestern and has final approval power over compensation of executive officers. The Human Resources Committee also has final approval power over guidelines and criteria for officers' bonuses and administers NorthWestern's incentive compensation and long-term equity plans. The Human Resources Committee held two meetings during the months of November and December 2004, and the former Board's Human Resources Committee held two meetings through October 31, 2004.

GOVERNANCE COMMITTEE
The Governance Committee is responsible for identifying individuals to fill vacancies on the Board, recommending nominees to be voted upon at the annual meeting of stockholders, recommending to the Board appointees to serve on committees of the Board, and overseeing the development and implementation of NorthWestern's corporate governance policies and code of ethics for employees and the Board itself, including Board and Committee self-evaluation. The Governance

Committee is composed of not less than three nonemployee directors.
Each of the members of the Governance Committee is an independent director as defined by NASD Rule 4200(a)(15). The members of the Governance Committee are Chairman Jon S. Fossel, Stephen P. Adik and Julia L. Johnson. The Governance Committee held one meeting during the month of December 2004. The Governance Committee has adopted a governing charter, which is included as Appendix B to this proxy and will be included at least every third year.

The Governance Committee will consider nominees for directors properly recommended by stockholders. A stockholder who wishes to submit a candidate for consideration at the Annual Meeting of Stockholders to be held in 2006 must notify NorthWestern's Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the meeting. The stockholder's written notice must include information about each proposed nominee, including name, age, business address, principal occupation, and other information required in proxy solicitations. The nomination notice must also include the nominating stockholder's name and address, the number of shares of common stock beneficially owned by the stockholder, and any arrangements or understandings between the nominee and the stockholder. The stockholder must also furnish a statement from the nominee indicating that the nominee wishes and is able to serve as a director.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the persons who served as members of the Human Resources Committee of the Board during fiscal year 2004 are officers or employees or former employees of NorthWestern or any of its subsidiaries. No member of the Human Resources Committee serves as a member of the Board or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Human Resources Committee.

OTHER DIRECTORS DURING 2004
In addition to the Directors nominated for reelection, the following persons served as members of the Board during 2004, all of whom resigned at the time of the Company's emergence from Bankruptcy: Marilyn R. Seymann, Randy G. Darcy, Jerry W. Johnson, Larry F. Ness, Lawrence J. Ramaekers, and Bruce I. Smith. Former President and Chief Executive Officer Gary G. Drook also served as a member of the Board during 2004. Ms. Seymann served as Chairman of the Board in 2004 until October 31, 2004. Corbin A. McNeill, Jr. also served as a member of the Board from November 1, 2004 to May 20, 2005. None of these individuals has any continuing relationship with the Company.

                               EXECUTIVE OFFICERS

The following information is furnished as of May 31, 2005, with respect to the executive officers of NorthWestern:

Michael J. Hanson, age 46, President and Chief Executive Officer since May 20, 2005; formerly President since March 2005; Chief Operating Officer since August 2003; formerly President and Chief Executive Officer of NorthWestern Energy division (1998-2003). Prior to joining NorthWestern, Mr. Hanson was General Manager and Chief Executive of Northern States Power Company South Dakota and North Dakota in Sioux Falls, S.D. (1994-1998). Mr. Hanson serves as Chairman and Chief Executive Officer of NorthWestern Services Corporation, a NorthWestern subsidiary.

Brian B. Bird, age 42, Chief Financial Officer since December 2003. Prior to joining the Company, Mr. Bird was Chief Financial Officer and Principal of Insight Energy, Inc., a Chicago-based independent power generation development company (2002-2003). Previously, he was Vice President and Treasurer of NRG Energy, Inc., in Minneapolis (1997-2002). Mr. Bird also serves as a member on the board of directors of Netexit, Inc. and NorthWestern Services Corporation, subsidiaries of NorthWestern.

Thomas J. Knapp, age 52, General Counsel since November 2004; formerly Vice President and Deputy General Counsel since March 2003. Prior to joining the Company, Mr. Knapp was Of Counsel at Paul, Hastings, Janofsky & Walker (1996-1998 and 2000-2003). Previously, he was Assistant General Counsel at The Boeing Company (1998-2000).

Roger P. Schrum, age 50, Vice President-Human Resources and Communications since December 2003; formerly Vice President-External Communications (2001-2003). Prior to joining NorthWestern, Mr. Schrum was General Manager, Marketing Communications and Public Affairs of SCANA Corporation, a Columbia, South Carolina-based utility company (1993-2001).

The executive officers of the Company are elected annually by the Board of Directors. Other officers may be elected or appointed by the Board of Directors at any meeting but are generally elected annually by the Board. All officers serve at the pleasure of the Board of Directors. In addition, Mr. Hanson was serving as an executive officer at the time NorthWestern Corporation filed for bankruptcy, and Mr. Bird was serving as an executive officer of Netexit, Inc. at the time such entity filed for bankruptcy.

         SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 31, 2005, with respect to the beneficial ownership of shares of NorthWestern's Common Stock owned by the stockholders holding more than 5% of the Common Stock, the nominated directors, the current four executive officers of the Company (the "Named Executive Officers"), and by the directors and executive officers as a group. NorthWestern's Common Stock is its only class of voting securities. Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Securities Exchange Act of 1934.

                                                      Amount and Nature of
                                                      Beneficial Ownership (1)
                                                      ------------------------    Percent of
                                                      Shares of Common Stock          Common
Name of Beneficial Owner                              Beneficially Owned               Stock
------------------------                              ------------------------    ----------
Harbert Distressed Investment Master Fund Ltd.                 8,831,762               21.2%
c/o International Fund Services
Third Fl Bishop Square Redmonds Hill
Dublin, Ireland

Fortress Investments Group LLC                                 1,923,664                5.4%
1251 Avenue of the Americas, Suite 1600
New York, NY  10020

Franklin Mutual Advisors, LLC                                  1,904,643                5.4%
51 John F. Kennedy Parkway
Short Hills, NJ  07078

MSD Capital Management LLC                                     1,870,267                5.3%
645 Fifth Avenue, 21st Floor
New York, NY  10022

Stephen P. Adik                                                    2,000                   *
Dr. E. Linn Draper, Jr.                                            3,000                   *
Jon S. Fossel                                                      2,000                   *
Julia L. Johnson                                                   2,000                   *
Philip L. Maslowe                                                  2,000                   *
Michael J. Hanson                                                 11,351                   *
Brian B. Bird                                                      7,885                   *
Roger P. Schrum                                                    3,972                   *
Thomas J. Knapp                                                    1,739                   *
All directors and executive officers                              35,947                   *
-------------------------
*Less than 1%


(1) The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of option, warrant or right.


                          REORGANIZATION OF THE COMPANY

In 2002, our financial condition was significantly and negatively affected by the poor performance of our nonenergy businesses, in combination with our significant indebtedness. In early 2003, we unsuccessfully attempted to refinance, reduce and extend the maturities of our debt. On September 14, 2003 (the "Petition Date"), we filed a voluntary petition for relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in the Bankruptcy Court. On October 19, 2004, the Bankruptcy Court entered an order confirming our Plan of Reorganization, and the Plan of Reorganization became effective on November 1, 2004.

The consummation of the Plan of Reorganization resulted in, among other things, a new capital structure, a change of control of the Company, and the establishment of a new board of directors. In general, the terms of our Plan of Reorganization provided for the following:

o Holders of our senior unsecured notes (Class 7 claimants) received 28.3 million shares of new common stock in exchange for $898.3 million in allowed claims;
o Holders of our Trust Originated Preferred Securities ("TOPrS") (Class 8(a) claimants) received 2.3 million shares of new common stock and warrants for an additional 4.4 million shares of common stock in exchange for $321.1 million in allowed claims. The warrants may be exercised for a period of three years from the effective date;
o Holders of our Quarterly Income Preferred Securities ("QUIPs") (Class 8(b) claimants), were allowed to select either of the following: (i) receive a pro rata share of 0.5 million shares of new common stock, plus warrants with the same terms as the warrants distributed to the TOPrS, in exchange for their claims, including any litigation claims, or (ii) continue the litigation against us generally referred to as the QUIPs Litigation and receive a distribution based on a Class 9 claim, if any, based only upon final resolution of the QUIPs Litigation;
o We established a reserve of approximately 4.4 million shares of common stock from the shares allocated to holders of our trade vendor claims in excess of $20,000 (Class 9 claimants) and holders of senior unsecured notes. The shares held in this reserve will be distributed pro rata to holders of allowed trade vendor and general unsecured claims in excess of $20,000, and may be used to resolve various outstanding litigation matters, such as the QUIPs Litigation, certain litigation with PPL Montana and other unliquidated litigation claims;
o Secured debt was not impaired and has been assumed; and
o Common stock existing prior to November 1, 2004, was cancelled, with no distributions to former shareholders.

As noted above, a portion of the common shares issued upon emergence were set aside to fund a disputed claims reserve for the satisfaction of certain general unsecured claims that were disputed claims as of the effective date of the Plan of Reorganization. Under the terms of the Plan of Reorganization, to the extent such claims are resolved postemergence, the claimants will receive shares from the reserve on the same basis as if the claim had been settled upon emergence, therefore the allowed claim will be reduced to the same recovery percentage as other creditors in the same class. If excess shares remain in the reserve after satisfaction of all obligations, such amounts would be reallocated pro rata to the Class 7 and Class 9 claimants. We have surrendered control over the common stock provided and the shares reserve is administered by our transfer agent, therefore we recognized the issuance of the common stock upon emergence.

We filed several motions to terminate various nonqualified benefit plans and individual supplemental retirement contracts with estimated allowed claims of approximately $17 million. All liabilities associated with these plans have been removed from our balance sheet based on our expectation that these claims will be settled through the shares from the reserve established for Class 9 claimants. Some of the participants in those plans and individual supplemental retirement contracts have objected to the Bankruptcy Court's jurisdiction to terminate such plans and/or contracts. While we expect the Bankruptcy Court to approve termination of these plans, the status is currently uncertain. If the Bankruptcy Court were to determine that it does not have jurisdiction to terminate such plans and/or contracts, we may then have to reestablish the liabilities on our balance sheet and recognize a loss in the current company's operations if we decide to not appeal such decision.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
We are required to disclose compensation earned during fiscal years 2004, 2003 and 2002 for our Chief Executive Officer and each of the four most highly compensated persons who were executive officers as of December 31, 2004. In addition, we are required to disclose compensation for up to two additional individuals that we would have provided information on if not for the fact that they no longer were serving as an executive officer at the end of fiscal 2004. All of these officers are referred to as the "Named Executive Officers."

SUMMARY COMPENSATION TABLE
The following table sets forth the compensation earned during the fiscal years indicated for services in all capacities by the Named Executive Officers in 2004:


                                                 Restricted         Awards
                                                      Stock    (Securities     LTIP    All Other
Name and                       Salary  Bonus (1) Awards (2)     Underlying  Payouts Compensation
Principal Position      Year        $          $        ($) Options)(2)(#)      ($)          ($)
----------------------- ---- --------  ---------  --------- --------------  ------- ------------
Michael J. Hanson       2004 $350,000  $ 233,334  $ 714,400             --    $  --     $ 31,539
President and           2003  355,609         --         --             --       --       27,916
Chief Executive Officer 2002  345,833    540,000         --         29,000       --       25,817

Brian B. Bird           2004  275,000    350,000    428,800             --       --       43,081
Chief Financial Officer 2003   15,865     75,000         --             --       --           37
                        2002       NA         NA         NA             NA       NA           NA

Roger P. Schrum         2004  175,000     93,334    216,000             --       --       26,711
Vice President -        2003  160,980     33,000         --             --       --       11,423
Human Resources and     2002  152,375         --         --          3,500       --        7,443
Communications

Thomas J. Knapp         2004  224,038     66,000    106,000             --       --       23,526
General Counsel         2003  177,692     35,000         --         15,000       --        5,751
                        2002       NA         NA         NA             NA       NA           NA

Gary G. Drook           2004  565,000    565,000  2,059,200             --       --       98,189
Former President and    2003  544,355    600,000  1,143,332        335,643       --      216,744
Chief Executive Officer 2002       NA         NA         NA             NA       NA           NA

William M. Austin (4)   2004  284,615  1,200,000         --             --       --       43,474
Former Chief            2003  284,615         --    102,500        119,980       --       16,280
Restructuring Officer   2002       NA         NA         NA             NA       NA           NA

Eric R. Jacobsen (5)    2004  310,000    302,400         --             --       --      368,612
Former Senior           2003  314,967         --         --             --   41,960       31,261
Vice President,         2002  304,791    400,000         --         44,000       --       28,829
General Counsel and
Chief Legal Officer


-------------------------
(1) Bonuses for 2004 were paid in accordance with the court-approved Incentive Compensation and Severance Plan and, unless noted, were earned and paid in the year shown. Bonuses for 2003 were related to a bonus at the start of employment (Mr. Drook), an employment agreement (Mr. Bird) and retention agreements (Mr. Schrum and Mr. Knapp) which were earned and paid in the year shown. Bonuses for 2002 were earned in the year shown and paid in the following year.

(2) All options and restricted stock granted prior to October 31, 2004, were cancelled upon emergence from bankruptcy. Restricted stock was awarded on November 1, 2004, as part of a bankruptcy emergence Special Recognition Grant. The amounts listed above represent the value at the date of issuance. Mr. Drook was awarded 102,960 shares, which had a market value of $2,882,880 at December 31, 2004. Mr. Hanson was awarded 35,720 shares, which had a market value $1,000,160 at December 31, 2004. Mr. Bird was awarded 21,440 shares, which had a market value of $600,320 at December 31, 2004. Mr. Schrum was awarded 10,800 shares, which had a market value of $302,400 at December 31, 2004. Mr. Knapp was awarded 5,300 shares, which had a market value of $148,400 at December 31, 2004. These amounts do not reflect taxable income in 2004. Pursuant to the plan of reorganization, for these officers, 50% of the Special Recognition Grants vested on November 1, 2004, and the remaining grants will vest according to the following schedule: 10% on November 1, 2005; 20% on November 1, 2006; and 20% on November 1, 2007.

(3) The amounts include employer contributions, as applicable, for medical, dental, vision, employee assistance program (EAP), term life, group term life, 401(k), supplemental 401(k), and employer contributions to other postretirement plans, vehicle lease or car allowance, relocation expenses, and tax gross up payments (where provided) as well as an airplane allowance (available to all senior executives pursuant to the board approved guidelines) for Mr. Drook ($60,950) and Mr. Hanson ($7,533). On March 10, 2005, the Board amended the company's Aircraft Use Policy to no longer allow personal use of the company aircraft. Mr. Austin and Mr. Jacobsen were the only executives to receive country club dues, which policy was terminated in February 2004.

(4) Mr. Austin served as Chief Restructuring Officer for NorthWestern until September 4, 2004. His 2004 bonus amount includes a $133,333 incentive earned in 2004, to be paid March 15, 2005, as part of the Bankruptcy Court approved incentive payments.

(5) Mr. Jacobsen served as Chief Legal Counsel for NorthWestern until November 1, 2004, at which time he served as Director - Strategic Development until January 3, 2005. Mr. Jacobsen's 2004 bonus includes a $100,800 incentive payment made on January 31, 2005. His other compensation includes a severance payment of $350,000 paid on January 7, 2005. The severance includes a $10,000 benefit offset and $20,000 consideration for a convenience claim related to a supplemental executive retirement plan. Both the incentive and severance payments were required as part of a November 1, 2004, agreement with Mr. Jacobsen and are in accordance with the Bankruptcy Court approved Incentive Compensation and Severance Plan.

INFORMATION ON OPTIONS
All options and restricted stock awards granted to the Named Executive Officers prior to October 31, 2004, were cancelled upon emergence from bankruptcy.

EMPLOYMENT CONTRACT
We have an Employment Agreement with Chief Financial Officer Brian B. Bird, which, as amended and approved by the Bankruptcy Court in its Order dated January 13, 2004, provides for him to serve as Chief Financial Officer, commencing December 1, 2003, and extends until the earlier of his termination of employment or December 1, 2005. For the first year of Mr. Bird's compensation package, he received a sign-on bonus of $150,000, a base salary of $275,000, performance-based incentive of up to 100% of his annual salary, and a housing and commuting allowance. Mr. Bird's future incentive compensation is to be determined by the Board. Mr. Bird is also entitled to participate in our benefit plans available to executives, including, among other things, health, retirement, disability and life insurance benefits. The agreement also provides for severance if Mr. Bird is terminated involuntarily or otherwise as a result of the bankruptcy proceedings. In addition, the agreement provides for indemnification of Mr. Bird against losses, claims, damages or liabilities and reimbursement of expenses in connection with his engagement as Chief Financial Officer, except for losses, claims, damages, liabilities or expenses that are determined by a court to have resulted primarily from Mr. Bird's gross negligence or willful misconduct.

No other Named Executive Officers have employment agreements.

RETIREMENT PLANS
NorthWestern has two retirement plans, with one applicable to its Montana employees and one applicable to its South Dakota and Nebraska employees. As of December 31, 2004, Mr. Hanson, Mr. Bird, Mr. Schrum, Mr. Knapp, Mr. Drook and Mr. Jacobsen were participants in the retirement plan applicable to South Dakota and Nebraska employees. Mr. Austin terminated his employment with the Company on September 4, 2004, and is no longer a participant in the retirement plan applicable to South Dakota and Nebraska employees. For that plan, effective January 1, 2000, NorthWestern offered its employees two alternatives with regard to its retirement plan. An employee could convert his or her existing accrued benefit from the existing plan into an opening balance in a hypothetical account under a new cash balance formula, or that employee could continue under the existing defined benefit formula. All employees hired after January 1, 2000, participate in the cash balance formula. The beginning balance in the cash balance account for a converting employee was determined based upon the employee's accrued benefit, age and years of service as of January 1, 2000, eligible pay for the year 2000, and a conversion interest rate of 6%. Under the cash balance formula, a participant's account grows based upon (1) contributions by NorthWestern made once per year, and (2) by annual interest credits based on the average Federal 30-year Treasury Bill rate for November of the preceding year. Contribution rates were determined on January 1, 2000, based on the participant's age and years of service on that date. They range from 3% to 7.5% (3% for all new employees) for compensation below the taxable wage base and are doubled for compensation above the taxable wage base. Upon termination of employment with NorthWestern, an employee, or if deceased, his or her beneficiary, receives the cash balance in the account paid in a lump sum or in other permitted annuity forms of payment.

To be eligible for the retirement plan, an employee must be 21 years of age and have worked at least one year for NorthWestern, working at least 1,000 hours in that year. Nonemployee directors are not eligible to participate. Benefits for employees who chose not to convert to the cash balance formula will continue to be part of the defined benefit formula, which provides an annual pension benefit upon normal retirement at age 65 or earlier (subject to benefit reduction). Under this formula, the amount of the annual pension is based upon average annual earnings for the 60 consecutive highest paid months during the 10 years immediately preceding retirement. Upon retirement on the normal retirement date, the annual pension to which an eligible employee becomes entitled under the formula amounts to 1.34% of average annual earnings up to the covered compensation base, plus 1.75% of such earning in excess of the covered compensation base, multiplied by all years of credited service.

Assuming the Named Executive Officers reach the normal retirement age of 65, the projected life annuity benefits would be: Mr. Hanson, $66,060; Mr. Bird, $36,103; Mr. Knapp, $16,832; Mr. Schrum, $19,109; Mr. Drook, $6,919; and Mr.
Jacobsen, $33,696. In 2004, NorthWestern contributed the following amounts for the Named Executive Officers, through interest credits and pay credits under the retirement plan: Mr. Hanson, $12,207; Mr. Bird, $9,663; Mr. Knapp, $9,663; Mr. Schrum, $8,762; Mr. Drook, $9,663; and Mr. Jacobsen, $12,108. As of December 31, 2004, the cash balance for the Named Executive Officers were as follows: Mr. Hanson, $61,902; Mr. Bird, $10,139; Mr. Knapp, $17,715; Mr. Schrum, $26,324; Mr.
Drook, $19,053; and Mr. Jacobsen, $59,869. Mr. Austin terminated his employment with the Company on September 4, 2004, and received a cash balance payment of $19,053.

In accordance with our emergence from bankruptcy and the Plan of Reorganization, the Board of Directors terminated a supplemental excess retirement plan, which provided benefits based on both pension formulas with respect to compensation that exceeds the limits under the Code. Mr. Hanson and Mr. Jacobsen were participants in the supplemental excess retirement plan. We made no contributions to the supplemental plans for Mr. Hanson and Mr. Jacobsen in 2004. They will receive Class 9 (general unsecured claim) status for their allowed claims, which were $334,038 for Mr. Hanson and $26,873 for Mr. Jacobsen. Mr. Jacobsen has agreed to receive a convenience claim of $20,000 in lieu of his allowed claim.

OTHER BENEFITS
NorthWestern currently maintains a variety of benefit plans and programs, which are generally available to all NorthWestern employees, including executive officers, such as the 401(k) Retirement Plan under which an employee may contribute up to 20% of his or her salary subject to the IRS contribution limits (with NorthWestern matching up to 4% contributed by the employee), term life and supplemental life insurance coverage, short-term and long-term disability, and other general employee benefits such as paid time off and educational assistance.

SALARY CONTINUATION PLAN
In 2004, the Board of Directors terminated a nonqualified salary continuation plan for directors and selected management employees (the Supplemental Income Security Plan). In 2003, the Board had amended the plan to terminate any new participation and to authorize the payment to plan participants, other than nonemployee directors, of the discounted present value of the future benefits under the plan, or the refund of an employee's personal contributions to the plan for those employees whose interest in the plan had not become vested, based on the participant's election.

DIRECTOR COMPENSATION
Nonemployee directors are paid a $25,000 annual retainer, except for the nonemployee Chairman of the Board who is paid an annual retainer of $100,000. In addition, the Chairman of the Audit Committee receives an $8,000 supplemental annual retainer, and the Chairman of the Human Resources Committee and the Chairman of the Governance Committee receive a $6,000 supplemental annual retainer. The annual retainers are paid quarterly in equal installments. Nonemployee directors, other than the Chairman of the Board, receive $1,250 for each board and committee meeting in which such director participates. NorthWestern also reimburses nonemployee directors for the cost of participation in certain continuing education programs and travel costs to board meetings. Employee directors are not compensated for service on the Board.

Following adoption of our proposed 2005 Long-Term Incentive Plan by the Board of Directors, each nonemployee director was paid the equivalent of 1,000 shares of common stock related to compensation for 2004. In addition, the nonemployee Chairman of the Board receives a fully vested annual award of 3,000 shares of common stock or deferred stock units, and each nonemployee director receives a fully vested annual award of 2,000 shares of common stock or deferred stock units. Each board member must retain at least one times his or her total board compensation (retainers and committee fees) in common stock or deferred stock units.

Nonemployee directors may elect to defer up to 100% of any qualified compensation that would be otherwise payable to him or her, subject to compliance with the Company's 2005 Deferred Compensation Plan for Nonemployee Directors and Section 409A of the Code. Directors may elect to receive a rate of return on deferred compensation that is based on NorthWestern stock or designated investment funds. Based on the election of the nonemployee director, following separation from service on the Board, other than on account of death, he or she shall be paid a distribution either in a lump sum or in approximately equal installments over a designated number years (not to exceed 10 years).

          REPORT OF HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

The Human Resources Committee (the "Committee") of the Board furnishes the following report on executive compensation.

DESCRIPTION OF THE COMMITTEE AND RESPONSIBILITIES
The Human Resources Committee of the Board of Directors was appointed on November 1, 2004, upon the effective date of our emergence from bankruptcy. It is composed of Chairman Philip L. Maslowe, Dr. E. Linn Draper, Jr., and Julia L. Johnson. Each is an independent member. The Committee has overall responsibility to nominate persons to serve as executive officers and to review and recommend annual and long-term compensation plans and awards for the members of the Board and for the executive officers, which is subject to approval by the independent members of the Board. The Committee also reviews and recommends to the full Board any welfare benefit and retirement plans for officers and employees. The Human Resources Committee Charter was reviewed and modified in 2004. The Committee met twice in 2004 following its November 1, 2004, appointment.

OBJECTIVES OF NORTHWESTERN'S EXECUTIVE COMPENSATION PROGRAM
The historical objective of NorthWestern's executive compensation program is to provide total compensation opportunities that are comparable to the opportunities provided by a group of similar-sized electric and natural gas utility companies. The executive compensation program is performance-oriented, with more than 50% of the maximum potential executive compensation historically being provided by annual and long-term incentives that are based on performance measures that benefit NorthWestern's shareholders. Total compensation includes three primary components: (1) base salary, (2) annual incentive bonus, and (3) long-term incentives which may consist of restricted stock, stock appreciation rights, performance shares/units or stock options. Currently, the Human Resources Committee is reviewing compensation programs and proposed long-term incentive alternatives. At present, no long-term incentive program is in effect.

Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation of more than $1,000,000 paid to their chief executive officer and the four other most highly compensated executive officers unless certain tests are met. The Committee's general objective is to design and administer NorthWestern's compensation programs in a manner that will preserve the deductibility of compensation payments to executive officers, but also to consider such programs in light of the importance of achieving NorthWestern's compensation objectives.

BASE SALARY
Base salary levels for the Named Executive Officers are reviewed annually and generally are targeted within a range around the median of a comparative group of utility companies with adjustments based on individual officer performance and market data.

ANNUAL INCENTIVE BONUS
The Committee's philosophy for all of our incentive compensation plans is to provide rewards when financial, operational and other objectives are achieved, and to provide reduced or no benefits when the objectives are not achieved. The objectives are designed to further our goals and to increase shareholder value.

In February 2004, the Bankruptcy Court approved an Incentive Compensation and Severance Plan to motivate and retain officers and key employees who supported NorthWestern's continued successful operation and who were responsible for leading the Company through a successful reorganization. This plan modified and superseded any and all prior incentive compensation and severance policies, plans and programs. Under the plan, for which funding was established at approximately 50% of historic total targeted annual incentives, participants, including the Named Executive Officers, became eligible to receive incentive compensation upon determination that the associated performance-based milestones approved by the Bankruptcy Court were achieved. For the Named Executive Officers, such milestones included the Bankruptcy Court approval of the disclosure statement, the effective date of the Plan of Reorganization and a time-based incentive established for January 31, 2005. The plan further provided that participants are eligible to receive certain specified severance benefits if their employment terminates, except under specified circumstances, including resignation and discharge for cause.

In January 2005, the Board of Directors approved the 2005 Employee Incentive Plan, which provides performance-based annual incentive bonuses to all employees, including the Named Executive Officers, for the performance period covering calendar year 2005. The plan is designed to (1) align the interests of shareholders, customers and employees, (2) create incentives for employees to maximize stakeholder value, and (3) to reward employees individually and as a team by providing compensation opportunities consistent with NorthWestern's financial and operating performance. Target incentives (expressed as a percentage of base salary) are set by the Board for the Named Executive Officers.

LONG-TERM INCENTIVE COMPENSATION
As a complement to the annual incentive bonus plan, the Committee is reviewing proposed long-term incentive alternatives that will further tie executive compensation to increasing shareholder value.

Article 9.3 of NorthWestern's Plan of Reorganization provides for the implementation of a New Incentive Plan to be established by the Board and may cover the Named Executive Officers, employees and directors. A total of 2,265,957 shares of New Common Stock, representing 6% on a fully diluted basis of the shares issued and outstanding of the Company, were reserved for any New Incentive Plan. 228,320 shares of the reserved shares were designated as restricted stock for Special Recognition Grants as discussed below. The Board has approved the establishment of the 2005 Long-Term Incentive Plan, which will contain a total of 700,000 shares for employees and nonemployee directors. The order confirming the Company's Plan of Reorganization provides that implementation of the New Incentive Plan "shall be deemed to have occurred, be authorized and be in effect from and after the effective date ... without further action under applicable law, regulation, order or rule, including, without limitation, any action of the stockholder of the Reorganized Debtor (NorthWestern)." As such, no stockholder vote is required with respect of the New Incentive Plan.

SPECIAL RECOGNITION GRANTS
Pursuant to Article 9.3(b) of NorthWestern's Plan of Reorganization, 228,315 shares of reserved New Common Stock were allocated to the Named Executive Officers and other management employees as restricted stock through Special Recognition Grants ("Grants"). The Grants were awarded to participating employees at emergence from bankruptcy to provide an immediate stake in NorthWestern and linkage to shareholder interests. Pursuant to the Plan of Reorganization, 50% of the Grants vested on November 1, 2004, and the remaining restricted stock will vest over a three-year period based upon a vesting scheduled approved by the Board. The remaining 50% of the Grants vest for the Named Executive Officers according to the following schedule: 10% on November 1, 2005; 20% on November 1, 2006; and 20% on November 1, 2007. Grants not yet vested shall vest immediately upon a "change of control" as determined by the Board. Alternatively, the committee that administers the plan will arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding Grants. In addition, any Grant not yet vested shall vest immediately upon the termination of any participating employee, unless the employee is terminated for cause or resigns.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
Mr. Hanson's compensation includes a base salary of $350,000. In 2004, he also received incentive bonus payments totaling $233,334, in accordance with the Bankruptcy Court approved Incentive Compensation and Severance Plan. In addition, Mr. Hanson was granted 35,720 shares of new restricted stock in the reorganized NorthWestern as part of the Bankruptcy Court approved Special Recognition Grants. As of December 31, 2004, the restricted shares were valued at $1,000,160.

In 2004, Mr. Drook's compensation included a base salary of $565,000. He also received incentive bonus payments totaling $565,000, in accordance with the Bankruptcy Court approved Incentive Compensation and Severance Plan. In addition, Mr. Drook was granted 102,960 shares of new restricted stock in the reorganized NorthWestern as part of the Bankruptcy Court approved Special Recognition Grants. As of December 31, 2004, the restricted shares were valued at $2,882,880. Mr. Drook retired from the company on March 23, 2005.

Mr. Drook resigned his employment with the Company and its subsidiaries as President and Chief Executive Officer and all other related positions including his position as a member of the Company's Board of Directors, effective March 29, 2005. In connection with his resignation, Mr. Drook entered into a separation and consulting agreement in which the Company agreed to pay Mr. Drook the sum of $1,130,000 to be paid in equal bi-weekly installments for the 24-month period commencing approximately June 1, 2005, and ending June 1, 2007. The payment shall become due and payable, less any sums already paid, in the event of Mr. Drook's disability or death or a change of control of the Company. In addition, the Company shall pay to Mr. Drook and/or his eligible dependents compensation in an amount equal to what it would cost Mr. Drook to purchase continuing medical, dental and vision benefits provided to executives of the Company. For the benefit continuation period, the Company will self-fund a life insurance benefit on a term basis in the amount of $1 million. The Company acknowledges that Mr. Drook has received a Special Recognition Grant of 102,960 shares of stock and that Drook's ownership rights in 51,480 of those shares have vested. The Company agrees that the remaining 51,480 unvested shares in the Special Recognition Grant shall vest effective June 1, 2005. The Company also agrees to pay the following expenses incurred by Mr. Drook in connection with the sale of his Sioux Falls residence: costs incurred to ready the house for sale up to a maximum of $5,000; real estate broker fees; closing costs; moving costs and travel expenses. If Mr. Drook does not reach an agreement for purchase of his residence within 120 days, he has the right to sell it to the Company at the average price of two appraisals ordered and paid for by the Company. Mr. Drook shall exercise his right to sell his residence to the Company within 120 days of receipt of the last appraisal, and the Company shall close at the purchase price within 30 days of receipt of a notice to sell. Mr. Drook will receive use of computer equipment and cell phone. The Company acknowledges that Mr. Drook has filed a claim for $83,682 under the Supplemental Income Security Plan with the Bankruptcy Court in NorthWestern's Chapter 11 proceedings. The Company also will reimburse Mr. Drook's reasonable attorney's fees. In consideration of the payment of severance and benefits, Mr. Drook agrees that he will make himself available to respond to the Company's reasonable requests for information or assistance on matters arising after his termination regarding matters related to the Company's business and legal affairs. The Company will reimburse Mr. Drook for his reasonable out-of-pocket expenses incurred in connection with responding to any such requests. To the extent permitted by law, the Company shall indemnify Mr. Drook on the same terms available to then current executive officers, and the Company shall take steps necessary to assure that Mr. Drook is afforded coverage under the Company's current and future directors and officers liability insurance policies to the extent that such policies otherwise purchased by the Company afford cover to former officers and directors.


HUMAN RESOURCES COMMITTEE
Philip L. Maslowe, Chairman
Dr. E. Linn Draper, Jr.
Julia L. Johnson


                             AUDIT COMMITTEE REPORT

The following report is submitted on behalf of the Audit Committee of the Board of Directors. In connection with the December 31, 2004, financial statements, the Audit Committee reviewed and discussed the audited financial statements with management, discussed with Deloitte & Touche, LLP ("Deloitte"), NorthWestern's auditor, the matters required by Statement on Auditing Standards No. 61, and received and discussed with the auditor the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of nonaudit services with the auditor's independence. The Audit Committee has recommended, and the Board of Directors has adopted, an Audit Charter to guide the Committee. The Audit Charter, which is reviewed at least annually, is attached to this Proxy as Exhibit A.

The following table is a summary of the fees billed to us by Deloitte for professional services for the fiscal years ended December 31, 2004 and December 31, 2003:

                                             Fiscal 2004        Fiscal 2003
                                                    Fees               Fees
                                             -----------        -----------
               Audit fees                     $2,736,000         $2,300,000
               Audit-related fees                101,000            101,000
               Tax fees                        2,216,000          1,987,000
               All other fees                         --                 --
                                              ----------         ----------
               Total fees                     $5,053,000         $4,388,000
                                              ==========         ==========

AUDIT FEES
Consists of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

TAX FEES
Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense and bankruptcy tax planning.

ALL OTHER FEES
Consists of fees for products and services other than the services reported above. In fiscal 2004 and 2003, there were no other fees.

PREAPPROVAL POLICIES AND PROCEDURES
Pursuant to the provisions of the Audit Committee Charter and a specific implementing policy adopted by the Audit Committee in March 2005, before Deloitte is engaged to render audit or nonaudit services, the Audit Committee must preapprove such engagement. In 2004, the Audit Committee approved all such services undertaken by Deloitte before engagement for such services. The Audit Committee has considered the nature and amount of the fees billed by Deloitte and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining Deloitte's independence.

AUDIT COMMITTEE
Stephen P. Adik, Chairman
Jon S. Fossel
Philip L. Maslowe


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, investment adviser, affiliated persons of the investment advisor and persons who own more than 10% of a registered class of the Company's equity securities to file forms reporting their affiliation with the Company and reports of ownership and changes in ownership of the Company's shares with the SEC. Those persons and entities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of reports on Forms 3, 4 and 5, and any amendments thereto furnished to NorthWestern pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the executive officers and directors that no other reports were required, NorthWestern believes that all of such reports were filed on a timely basis by executive officers and directors during 2004.

                                PERFORMANCE GRAPH

Because the Company's new Common Stock was issued in November 2004, the Company is not including a Stock Price Performance Graph comparing the cumulative total return on NorthWestern's common stock ("NWEC") with a peer group and with a broad index.

                                  OTHER MATTERS

Management does not know of any matter to be brought before the Annual Meeting, other than the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board will vote all proxies, which have been properly executed, and if any matters not set forth in the Notice of Annual Meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Alan D. Dietrich
Corporate Secretary
NorthWestern Corporation
June 1, 2005

                   PLEASE VOTE YOUR SHARES SO THAT YOUR STOCK
               MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.

                                                                      APPENDIX A

                            NORTHWESTERN CORPORATION
                             AUDIT COMMITTEE CHARTER

PURPOSE
The Audit Committee (the "Committee") of the Board of Directors (the "Board") of NorthWestern Corporation (the "Corporation") assists the Board in fulfilling its responsibilities for oversight of (a)(i) the Corporation's accounting and financial reporting processes, (ii) the audits and integrity of the Corporation's financial statements, (iii) the Corporation's compliance with legal and regulatory requirements, (iv) the independent auditor's qualifications and independence, and (v) the performance of the Corporation's internal audit function and independent auditor; (b) preparation of the reports that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Corporation's annual proxy statement; and (c) such other duties as directed by the Board.

ORGANIZATION AND MEETINGS
The membership of the Committee shall consist of not less than three nonemployee members of the Board who are "independent" and are able to read and understand financial statements and are financially literate. To be "independent," a Committee member may not (a) accept any consulting, advisory or other compensatory fee, directly or indirectly, from the Corporation (except for Board or Committee fees); or (b) be an affiliate of the Corporation or any of its subsidiaries (except in the capacity as a member of the Board or the Committee), as determined in accordance with the rules of the SEC. In addition, each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, as determined in accordance with the NASDAQ Marketplace Rules. The Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in financial sophistication. The Committee shall also seek to have at least one member who is an "audit committee financial expert" as determined in accordance with the SEC rules, provided that the Committee will not be in violation of its charter if it fails to have a member who is an audit committee financial expert. In discharging this oversight role, the Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the Corporation's independent auditor (the "Accountant"), and the management of the Corporation and shall be empowered to investigate any matter brought to its attention, with full power to retain independent counsel, accountants or others to assist in the conduct of any investigation, at the Corporation's expense.

RESPONSIBILITIES
The Committee's primary responsibilities are:

o Appointment, compensation, retention and oversight of the Accountant engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. In the process, the Committee will discuss and consider the Accountant's written affirmation that the Accountant is in fact independent pursuant to SEC rules, discuss the nature and rigor of the audit process, receive and review all reports, and provide to the Accountant full access to the Committee (and the Board) to report on any and all appropriate matters. The Committee shall make it clear to the Accountant that the Accountant shall report and be accountable to the Committee.
o At least annually, obtain and review a formal written statement by the Accountant describing (a) the Accountant's internal quality-control procedures;
(b) any material issues raised by the most recent internal quality-control review, or peer review, of the Accountant, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Accountant, and any steps taken to deal with any such issues; and (c) all relationships between the Accountant and the Corporation consistent with Independence Standards Board Standard 1. The Committee shall actively engage in dialogue with the Accountant regarding any disclosed relationships or services that may impact the independence of the Accountant.
o Provide oversight and review the adequacy of management's assessment of the effectiveness of the Company's internal control over financial reporting.

o Review and discuss annual and quarterly financial statements with management and the Accountant. Such discussions may include, as deemed appropriate, quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded, and such other inquiries as the Committee determines.
o Review and evaluate from time to time and provide guidance to management as to the form and substance of earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, and report any issues with respect thereto to the Board.
o Review and discuss the Accountant's required communications relating to the audit.
o Consider appropriateness of nonaudit services provided by the Accountant to the Corporation.
o Preapprove all permissible nonaudit services and all audit, review or attest engagements. The Committee may adopt a preapproval policy setting forth the procedures by which such preapprovals shall be made.
o Consider the appropriateness of, and approve, all "related party transactions," as defined in the NASDAQ Marketplace Rules.
o Take, or recommend that the Board take, such other actions as the Committee determines are appropriate to oversee the independence of the Accountant.
o Risk assessment and management - monitoring company processes for management's identification and control of key business, financial and regulatory risks.
o Discussion with management of the status of pending litigation, taxation matters, and other areas of legal and compliance oversight as may be appropriate.
o Review with management and the Accountant any significant risks and exposures of the Corporation and management's steps to minimize them.
o As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.
o Determine the funding necessary to compensate the Accountant and other outside advisors engaged by the Committee, and advise the Corporation that it must make such funding available to the Committee.
o Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with the Accountant.
o Review with the Accountant any audit problems or difficulties and management's response.
o Review of any significant findings and recommendations made by the Accountant, and management's responses to them.
o Establish complaint procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters.
o Establish complaint procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.
o Set clear hiring policies for employees or former employees of the Accountant.
o Annually review this Charter and the Corporation's Code of Conduct.
o Report regularly on Committee activities to the full Board.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Accountant. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations.

                                                                      APPENDIX B

                            NORTHWESTERN CORPORATION
                          GOVERNANCE COMMITTEE CHARTER

ROLE
The Governance Committee (the "Committee") acts on behalf of and with the concurrence of the Board of Directors with respect to matters relating to the composition, membership, structure and effectiveness of the Board and the Board's governance responsibilities.

RESPONSIBILITIES
The Committee's primary responsibilities are:
o In conjunction with the CEO, review policies, procedures and practices on an annual basis and recommend to the Board of Directors revisions as required.
o Consider and review with the Board on an annual basis the appropriate skills and characteristics required of prospective Board members in light of the current composition of the Board, the competitive environment and strategic direction of NorthWestern.
o Lead the process to screen, identify and recommend potential Board candidates, recommending qualified candidates to the full Board for approval and, in conjunction with the Chairman, extend offers to join the Board.
o Lead an annual self-assessment of the Board and its Committees and report thereon to the Board.
o Regularly assess the effectiveness of Board agendas. Subsequently prepare recommendations to the Chairman of the Board regarding suggested modifications in the schedule of Board meetings and suggested topics to be covered at future meetings.
o Annually review committee structure, assignments and appointment of Committee Chairmen to ensure the maximum utilization of Board member's skills, interest, experience and expertise.
o In collaboration with the CEO, prepare and distribute to all members of the Board a calendar of activities that will occur throughout the year to achieve the Board's goals.
o Champion the goal of continuous learning for the Board beginning the day an individual agrees to join the organization.

DIRECTOR QUALIFICATION STANDARDS AND NOMINATIONS PROCESS
Identifying Nominees. The Committee shall identify candidates for election to the Board at the annual meeting of the shareholders using a variety of means as it determines are necessary or appropriate, including recommendations of shareholders made in accordance with this process. The Committee may also solicit recommendations from current directors, management or others who may be familiar with qualified candidates, and may consider current directors for renomination. The Committee may, in its sole discretion, retain and terminate any search firm (and approve such search firm's fees and other retention terms) to assist in the identification of candidates.

Shareholder Recommendations. The Committee will consider candidates recommended for nomination to the Board by shareholders of NorthWestern who hold at least one percent (1%) of NorthWestern's outstanding stock ("Qualified Shareholders"). Qualified Shareholders may make such a recommendation by submitting a completed Director Nomination Form, attached as Schedule A hereto, at least 120 days prior to the one-year anniversary of the date the proxy statement for the preceding annual meeting. Completed Director Nomination Forms shall be sent to:

        Governance Committee
        % Corporate Secretary
        NorthWestern Corporation
        125 S. Dakota Ave.
        Sioux Falls, South Dakota 57104-6403

Skills and Qualifications. The Committee believes there are certain minimum skills and qualifications that each director nominee must possess or satisfy, and certain other skills and qualifications that at least one or more directors must possess or satisfy. In considering candidates for director nominee, the Committee will take into account whether a candidate has skills, experience and background that add to and complement the range of skills, experience and background of existing directors.

Integrity. Each director nominee must be an individual of high personal and professional integrity and ethical character.

Accomplishments. Each director nominee shall have demonstrated significant achievement in business, finance, government, education, law, technology or other fields important to the operation of NorthWestern.

Business Judgment. Each director nominee must possess the ability to exercise sound business judgment on a broad range of issues.

Experience and Education. Each director nominee shall have sufficiently broad experience and professional and educational background to have a general appreciation of the major issues facing public companies of a size and scope similar to NorthWestern. Such issues include corporate governance issues, regulatory obligations of a public issuer and strategic business planning.

Commitment. Each director nominee shall have the willingness and ability to devote the necessary time to Board duties, including preparing for and attending meetings of the Board and its Committees.

Representing Shareholders. Each director nominee must be prepared to represent the best interests of NorthWestern and its shareholders, giving consideration to the interests of NorthWestern's customers.

Industry Knowledge. At least some of the directors shall have experience and knowledge of the industry sector in which NorthWestern operates its business.

Independence. A majority of the directors shall be "independent" directors in accordance with the NASDAQ Marketplace Rules. In addition, at least three (3) directors must meet the additional independence requirements for members of the Audit Committee of the Board in accordance with the applicable rules of the Securities and Exchange Commission. Director nominees shall be independent to the extent necessary to satisfy such requirements.

Financial Literacy. At least three (3) directors who are eligible to serve on the Audit Committee of the Board shall be capable of reading and understanding financial statements. In addition, at least one (1) director who is eligible to serve on the Audit Committee of the Board shall be an "audit committee financial expert" in accordance with applicable rules of the Securities and Exchange Commission, and have experience or background resulting in "financial sophistication" as determined by the Board in its business judgment. Director nominees shall be "independent" to the extent necessary to satisfy such requirement.

Evaluation. The Committee shall evaluate each candidate to determine whether such candidate should be recommended to the Board as a director nominee.

Qualifications. The Committee shall assemble all information regarding a candidate's background and qualifications to determine if the candidate possesses or satisfies the minimum skills and qualifications that a director nominee must possess or satisfy or that one or more members of the Board must possess or satisfy.

Board Contribution. The Committee shall evaluate a candidate's mix of skills and qualifications and determine the contribution the candidate could be expected to make to the overall functioning of the Board.

Board Composition. The Committee shall give due consideration to the overall Board balance of diversity of perspectives, backgrounds and experiences.

Past Performance. With respect to current directors, the Committee shall consider past attendance at meetings and assess the participation in and contributions to the activities of the Board.

Interviews and Other Input. The Committee, in its discretion, may designate one or more of its members to interview any candidate. In addition, the Committee may seek input from NorthWestern's Chief Executive Officer or other members of NorthWestern's management or the Board, who may, in their discretion, interview any candidate.

Shareholder Recommendations. The manner in which the Committee evaluates candidates recommended by Qualified Shareholders is generally the same as candidates from other sources. However, the Committee will also seek and consider information concerning the relationship between the Qualified Shareholder and the candidate to determine if the candidate can represent the interests of all of the shareholders. The Committee will not evaluate a candidate recommended by a Qualified Shareholder unless the Director Nomination Form provides that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service publicly disclosed by NorthWestern and to provide all of the information required to conduct an evaluation.

Recommending Nominees. The Committee shall recommend director nominees to the Board based on its assessment of overall suitability to serve on the Board in accordance with this process.

                                                                      Schedule A
                            DIRECTOR NOMINATION FORM

Name and Address of Shareholder submitting a Candidate to be considered for Director Nomination

Number and Class of Shares Held by the Shareholder
(Note: If the shares are not held in the shareholder's name, evidence that the shareholder is the beneficial owner of the shares must be provided.)

Name and Address of Candidate to be
considered by the Governance Committee

Candidate's E-mail Address

Candidate's Phone Number

Candidate's Fax Number

Has the Candidate agreed to have his/her name submitted for consideration and to provide the Governance Committee all information needed to conduct its evaluation?
o  Yes       o  No

Has the Candidate agreed to abide by all of the requirements for membership on the Board of Directors as set forth in the Governance Charter?
o  Yes       o  No

Please attach a recent and current biography/resume of the Candidate, outlining (at a minimum) the Candidate's educational history, work history, awards and accomplishments, past experience as a board member, leadership experience, business experience, any financial training or experience, current boards on which the Candidate serves (include public and private boards of directors as well as charitable organizations), the Candidate's date of birth, current place of residence, and citizenship.

Please describe why the Shareholder believes the Candidate should be elected as a director of NorthWestern.

Please describe in detail all past and current relationships between the Candidate and the Shareholder, including any family relationship, any business relationship, any employment relationship, any charitable relationship, any investment relationship, etc.

Signature of Shareholder

Date Submitted

                            ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply to NorthWestern Corporation's 2005 Annual Meeting of Stockholders:

o The Annual Meeting of Stockholders is open only to NorthWestern Corporation's shareholders and NorthWestern Corporation's invited guests. Shareholders attending the Annual Meeting should present an admittance ticket or evidence of NorthWestern Corporation (NASDAQ: NWEC) stock ownership to gain entrance. You will be asked to provide photo identification, such as a driver's license, in order to gain admittance to the Annual Meeting.
o The business of the meeting will follow as set forth in the agenda, which you will receive at the meeting entrance. If you wish to change your vote or have not voted, ballots will be distributed to you to cast your votes.
o Shareholder questions and comments related to the business of the Company will be addressed only during the question and answer portion of the agenda at the end of the Annual Meeting.
o Although personal grievances, claims and political statements are not appropriate subjects for the Annual Meeting, you may submit in writing any of these to an usher or company representative, and the Company will respond in writing.
o The use of cameras or sound recording equipment is prohibited, except by those employed by the company to provide a record of the proceedings. The use of cell phones and other personal communication devices also is prohibited during the Annual Meeting.
o No firearms or weapons will be allowed in the meeting room.
o No banners or signs will be allowed in the meeting room.
o NorthWestern Corporation reserves the right to inspect all items entering the meeting room. Handbags, briefcases and packages may be inspected.


                                   IMPORTANT:

                         VOTE YOUR SHARES BY SIGNING AND
                      RETURNING THE ENCLOSED CARD PROMPTLY

[PROXY VOTING CARD - front side]

                            NORTHWESTERN CORPORATION
                    125 S. DAKOTA AVE., SIOUX FALLS, SD 57104

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints E. Linn Draper Jr. and Michael J. Hanson, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2005 Annual Meeting of Stockholders of NORTHWESTERN CORPORATION (the "Company") to be held at the Holiday Inn City Centre, 100 West 8th Street, Sioux Falls, South Dakota at 2:00 p.m. Central Daylight Time, on Thursday, July 14, 2005, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

             PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENVELOPE PROVIDED.

                (continued and to be signed on the reverse side)


[PROXY VOTING CARD - back side]

                            NORTHWESTERN CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. ELECTION OF DIRECTORS
For: Stephen P. Adik, E. Linn Draper, Jr., Jon S. Fossel, Michael J. Hanson, Julia L. Johnson, Philip L. Maslowe

For All __
Withhold All __
For All Except __
-------------------------------------------------
For all nominees except as noted above.

2. Ratification of selection of Deloitte & Touche LLP as independent auditor for fiscal year ended December 31, 2005.

For __ Against __ Abstain __

3. Upon such other matters as may come before said meeting or any adjournments thereof, in the discretion of the Proxyholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED IN ITEM 1, AND FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR IN ITEM 2.

Date: ____________________________________________________________________


__________________________________________________________________________
Signature

__________________________________________________________________________
Signature


Please sign exactly as name(s) appear on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by authorized officer. When signing as executors, administrators, trustees, etc., give full title.

                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!
             PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD
                            IN THE ENVELOPE PROVIDED.